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                                                                   EXHIBIT 21.1

                         FLEXTRONICS INTERNATIONAL LTD.

                              LIST OF SUBSIDIARIES


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
SUBSIDIARY COMPANIES                            COUNTRY OR STATE OF INCORPORATION
- --------------------                            ---------------------------------

Flextronics Singapore Pte. Ltd. ............    Singapore

Flextronics Computer (Shekou) Limited.......    People's Republic of China

Flextronics Industrial (Shenzhen) Limited...    People's Republic of China

Flextronics Malaysia Sdn. Bld. .............    Malaysia

Flex International Marketing (L.) Ltd. .....    Malaysia

Flextronics Purchasing (HK) Ltd. ...........    Hong Kong

Flextronics Sales (HK) Limited..............    Hong Kong

Flextronics Marketing (HK) Limited..........    Hong Kong

Flextronics Manufacturing (HK) Ltd. ........    Hong Kong

Astron Group Limited........................    Hong Kong

Astron Group (China) Ltd. ..................    People's Republic of China

Flextronics International (USA), Inc. ......    California

Flex Asia (UK) Ltd. ........................    United Kingdom

Astron Technologies Ltd. ...................    Mauritius

Hiromichi Limited...........................    British Virgin Islands

Flextronics International (UK) Ltd. ........    United Kingdom
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